EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm


The Board of Directors
Rofin-Sinar Technologies Inc. and Subsidiaries

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-13075 and 333-103145) of Rofin-Sinar Technologies Inc. and Subsidiaries of our reports dated November 8, 2004, with respect to the consolidated balance sheets of Rofin-Sinar Technologies Inc. and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash-flows for each of the years in the three-year period ended September 30, 2004, and the related financial statement schedule, which reports appear in the September 30, 2004, Annual Report on Form 10-K of Rofin-Sinar Technologies Inc. and Subsidiaries.

Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles Assets".

/s/ KPMG LLP
Detroit, Michigan
December 10, 2004